EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is entered into by JENNIFER ANSBRO HALE (“Executive”) and STEPAN COMPANY (the “Company”).

1.	Separation Date and Transition Period.
(a)

Executive hereby voluntarily resigns from her employment with the Company effective as of the close of business on September 30, 2018 (the “Separation Date”), which also constitutes resignations from all officer positions, appointments, and committees associated with the Company and its affiliates that she then holds effective as of the date she executes this Agreement. The Company hereby accepts all such resignations.  Executive will promptly sign all appropriate documentation reasonably requested by the Company to reflect or facilitate such resignations.

(b)

Subject to the remainder of this Agreement, and provided that Executive signs and returns this Agreement to Company, does not revoke this Agreement pursuant to Paragraph 19 below, and complies with its terms, from the date Executive signs this Agreement until the Separation Date (the "Transition Period"), Executive shall remain a Company employee and shall cooperate with Company in transitioning her duties and responsibilities to such person(s) and at such times as are designated by Company, provided that Executive shall not be required to perform any such duties and responsibilities at the Company’s offices.  Executive agrees that she will not represent to any third party that she has authority to act on behalf of the Company after the date she signs this Agreement.  During the Transition Period, Company will continue to pay Executive her current pro-rated base salary, less required and authorized withholdings and deductions.

(c)

Executive agrees that, for the period of time between the Separation Date through December 31, 2019, she will remain reasonably available to consult (without compensation), as may be expressly requested by the Company from time to time, on matters related to her prior duties and responsibilities for the Company and its affiliates, provided that nothing in this Paragraph 1(c) limits Executive’s obligations under Paragraph 10 of this Agreement.  To the extent that the Company seeks such consultation, a Company representative shall contact Executive’s counsel to relay such request.

2.Post-Separation Benefits.  Subject to the terms of this Agreement, and provided that Executive has signed and returned this Agreement to Company without revoking it, that Executive signs and returns to Company the Supplemental Release attached as Exhibit A to this Agreement (the “Supplemental Release”) on or within twenty-one (21) calendar days after (but not before) Executive’s Separation Date (and does not revoke it):

(a)The Company shall pay Executive a special payment in the gross amount of $1,563,592 (the “Post-Separation Payment”), payable as follows (subject to Paragraph 20): (i) $797,342 to be paid to Executive in a lump sum on the first regularly scheduled Company payroll date following the expiration of the revocation period set forth in Paragraph 3 of the Supplemental Release (without any revocation by Executive) and (ii) $766,250 to be paid to Executive in equal installments on the Company’s regularly scheduled payroll dates between January 1, 2019 and December 31, 2019;

(b)The unvested portions of Executive’s outstanding stock option and stock appreciation right awards listed on Exhibit B attached hereto will be deemed to have been vested and exercisable in full as of the date immediately prior to the Separation Date, and shall otherwise be treated in accordance with, and subject to, the terms and conditions of the governing plan documents and the applicable award agreements (including, without limitation, with respect to any post-separation from employment exercise period); and

(c)The unvested portions of Executive’s performance share awards listed on Exhibit B attached hereto will be deemed to have been vested in full (with the amount shown in Exhibit B reflecting the target number of shares under each such award) as of the date immediately prior to the Separation Date, will be delivered to Executive’s Fidelity account (net of shares withheld for taxes) within five business days after the expiration of the revocation period set forth in the Supplemental Release (without any revocation by Executive), and shall otherwise be treated in accordance with, and subject to, the terms and conditions of the governing plan documents and the applicable award agreements.

Executive acknowledges and agrees that she would not otherwise be eligible for or entitled to the benefits set forth in Paragraphs 1 or 2 but for her agreements, releases and other undertakings in this Agreement (including, without limitation, the Supplemental Release).

3.Final Paycheck; Business Expenses.  Executive will be paid for any earned and unpaid base salary and any accrued but unused vacation pay, in each case, through the Separation Date in accordance with Company policy and applicable law.  The Company also will reimburse Executive for reasonable business expenses appropriately incurred by Executive prior to the Separation Date in furtherance of her employment with the Company, subject to the Company’s applicable business expense reimbursement policy.  Within three (3) business days after the Separation Date, Executive shall submit all requests to the Company for expense reimbursements incurred prior to the Separation Date.  Any requests submitted thereafter shall not be eligible for reimbursement, except as required by applicable law.  Executive’s participation in any Company employee benefits after the Separation Date will be determined by applicable benefit plans (as in effect or amended from time to time in Company’s discretion), subject only to Paragraph 2 above.  Other than the amounts described in (and subject to) Paragraph 2 of this Agreement, Executive agrees that Company and the other Released Parties do not owe her any other amounts, including without limitation any salary, bonus, profit-sharing or incentive compensation of any kind, notice or severance pay, equity-based compensation, profit sharing or other payments or benefits of any kind. Executive acknowledges and agrees that she does not hold, or have any rights with respect to, any Company equity-based awards other than those listed on Exhibit B attached hereto.

4.Released Parties.  For purposes of this Agreement, “Company Released Parties” means:  (a) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders (in their capacity as shareholders), directors, officers, partners, agents, representatives, members, associates, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.  For purposes of this Agreement, “Executive Released Parties” means Executive and her successors, assigns, spouses, descendants, heirs, executors and attorneys.

5.	Releases.
(a)

Executive, and anyone claiming through Executive or on Executive’s behalf, hereby waive and release the Company and the other Company Released Parties with respect to any and all claims, whether currently known or unknown, that Executive now has, has ever had or may ever have against the Company or any of the other Company Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Executive signs this Agreement.  Without limiting the generality of the foregoing, the claims waived and released by Executive hereunder include, but are not limited to (i) all claims arising out of or related in any way to Executive’s employment, compensation, other terms and conditions of employment, or separation from employment with the Company, including without limitation all claims for any compensation payments, bonus, severance pay, equity, or any other compensation or benefit, and all claims arising under Executive’s Employee Agreement with the Company dated December 3, 2015 (the “Employee Agreement”), the Relocation Benefits Agreement dated May 5, 2016, the Company’s Management Incentive Plan and Savings and Investment Retirement Plan; (ii) all claims that were or could have been asserted by Executive or on her behalf:  (A) in any federal, state, or local court, commission, or agency; or (B) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, retaliation, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and (iii) all claims that were or could have been asserted by Executive or on her behalf under:  (i) the Age Discrimination in Employment Act, as amended; and (ii) any federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time:  Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Illinois Human Rights Act, the Illinois Equal Pay Act, and the Chicago and Cook County Human Rights Ordinances.  Notwithstanding the foregoing, the releases and waivers in this Paragraph 5(a) shall not release any rights or claims of Executive (i) to enforce this Agreement, (ii) to any rights under the Company’s 2011 Incentive Compensation Plan that were vested prior to the date on which Executive executes this Agreement, (iii) to any claims for indemnification arising under the Company’s bylaws or applicable insurance coverages as in effect or amended from time to time (it being understood and agreed that this Agreement does not create or expand upon any such rights (if any) to indemnification), or (iv) to any claims that cannot be waived by an employee under applicable law

(b)

The Company, on behalf of itself, and its past and present affiliates, and anyone claiming through any of them or on their behalves (collectively, “Company Releasing Parties”), hereby waives and releases Executive and the other Executive Released Parties with respect to any and all claims, whether currently known or unknown, that the Company or any of its affiliates now has, has ever had or may ever have against Executive or any of the other Executive Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Company signs this Agreement, provided that the releases and waivers in this Paragraph 5(b) shall not release any rights or claims of any of the Company Releasing Parties with respect to (i) enforcing this Agreement or (ii) any claims arising out of any fraud, embezzlement or other criminal misconduct by

Executive.
6.

Supplemental Release.  Executive understands and agrees that Executive’s execution of the Supplemental Release on or within 21 days after (but not before) the Separation Date, without revocation thereof as provided therein, is among the conditions precedent to the Company’s obligation to pay any amounts or provide any other benefits under this Agreement.

7.	No Other Actions or Claims.
(a)

Executive represents and warrants that:  (i) Executive has not filed or initiated any legal or other proceedings against any of the Company Released Parties (subject to Paragraph 12 below); (ii) no such proceedings have been initiated against any of the Company Released Parties on Executive’s behalf; (iii) Executive is the sole owner of the claims that are released in Paragraph 5(a) above; (iv) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; (v) Executive has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement; and (iv) Executive will not encourage any person to assert any Claims (as defined below) of any kind against any of the Company Released Parties.  Executive further agrees that Executive shall not at any time become a party to, or otherwise become a class- or collective-member or other similar claimant in, any class, collective, representative, multiple-plaintiff, or other consolidated or similar action in any court or arbitration against any of the Company Released Parties that involves or is based upon any claim waived and released by Executive in Paragraph 5(a) above, and will take all steps necessary to opt out of any such actions.  In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by Executive in Paragraph 5(a) above, Executive hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Executive, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of Executive.

(b)

The Company represents and warrants on behalf of itself and its affiliates that:  (i) neither the Company nor any of its affiliates have filed or initiated any legal or other proceedings against any of the Executive Released Parties (subject to Paragraph 12 below); (ii) no such proceedings have been initiated against any of the Executive Released Parties on behalf of the Company or any of its affiliates; (iii) the Company and its affiliates are the sole owners of the claims that are released in Paragraph 5(b) above; (iv) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; (v) the Company has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement; and (iv) neither the Company nor its affiliates will encourage any person to assert any Claims of any kind against any of the Executive Released Parties.  In the event of any Claims filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by the Company in Paragraph 5(b) above, the Company hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to the Company or its affiliates, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of the Company or its affiliates.

8.	Return of Equipment and Records. Without limiting any of Executive’s obligations under Employee Agreement and subject to the provisions of Paragraph 12,  at the earlier of the Company’s request or on the Separation Date, Executive shall (a) return to the Company (i) all keys, access cards, identification badges, telephone calling cards, credit cards, mobile phones and other telecommunication equipment, computer hardware and software, printers, projectors, Company-provided automobiles and other property and equipment that Executive received in connection with Executive’s employment with the Company (including passwords and access codes to Company-provided equipment) and (ii) the originals and all copies of all Company records and other documents (including information stored on any medium) within Executive’s possession, custody or control, and (b) delete from any personal computer, mobile devices and tablets or personal electronic storage any of the information she is obligated to return under this Paragraph or the Employee Agreement.  On or prior to the Separation Date, Executive shall remove all of her personal property from the Company’s offices and facilities.  Executive acknowledges that nothing herein limits the Company’s ability to limit employees’ access to Company facilities, information or systems.

9.

Non-Disparagement, Professional Responsibility Obligations and Departure Announcement.  Executive acknowledges and agrees that as a result of her employment with, and position(s) she has held as an attorney for, the Company, she has and has had knowledge and special access to unique and sensitive information regarding the Company and its affiliates, their senior executive officers, and the current and former members of the Company’s Board of Directors (the “Board”), and that the provisions of this Paragraph 9 are necessary and appropriate to further protect the Company’s and its affiliates’ privileged and other confidential information, their reputation in the industry and the community, the privacy interests of the members of the Board and of the Company’s and its affiliates’ senior executive officers, and the Company’s and its affiliates’ other legitimate business interests, and which provisions Executive acknowledges and understands are material inducements to the Company agreeing to enter into this Agreement:

(a)

Subject to Paragraph 12, Executive will refrain from all conduct, verbal or otherwise, directed to any person or entity (i) that disparages the Company or its affiliates or any of their employees, officers, or directors by any means or in any medium, (ii) discloses to any third party any personal information about any director, manager, officer, employee or agent of the Company or any of its affiliates, or (iii) that results in any action or statement or causes or permits to be published under Executive’s name, any other name or anonymously any statement, observation or opinion that damages or would tend to cause damage to the business, reputation, goodwill, brands, names, products or services of the Company or its affiliates, or to any of their respective officers, directors or employees, provided that nothing in this provision shall prohibit Executive from giving truthful information, testimony or evidence to a governmental entity or in any investigatory proceeding, or if properly subpoenaed or otherwise required to do so under applicable law.

(b)

Subject to Paragraph 12, the Company agrees that the individuals who (i) are members of the Board as of the Separation Date, or (ii) hold the position of Chief Executive Officer, Chief Financial Officer (“CFO”) or Chief Human Resources Officer of the Company, or otherwise is a member of the Company’s Operating Committee, in each case as of the Separation Date (such positions collectively, the “Covered Individuals”), will refrain from all conduct, verbal or otherwise, directed to any person or entity (i) that disparages Executive by any means or in any medium, (ii) discloses to any third party any personal information about Executive, or (iii) that results in any action or statement or causes or permits to be published under the name of the Company or any Covered Individual, any other name or anonymously, any statement, observation or opinion that damages or would tend to cause damage to the business, reputation, goodwill, name, or services of Executive, provided that nothing in this provision shall (A) prohibit any of the Covered Individuals from giving truthful information, testimony or evidence to a governmental entity or in any investigatory proceeding, or if properly subpoenaed or otherwise required to do so under applicable law; (B) preclude the Company or the Covered Individuals from discussing and conducting the Company’s business; or (C) impose any obligation on the Company with respect to a Covered Individual after he or she no longer is employed or otherwise serving as a Board member (as applicable).

(c)

Executive agrees and reaffirms that her Employee Agreement will remain in full force and effect in accordance with its terms, and further acknowledges and agrees that at all times, she shall be bound by, and shall comply with, any and all applicable codes, rules and canons of professional conduct and/or responsibility (as may be amended from time to time) that are applicable to her prior professional relationship with the Company and its affiliates as a lawyer for the Company and its affiliates (collectively, “Professional Responsibility Obligations”).  Without limiting or otherwise affecting any other provision of this Agreement or any other obligation of confidentiality or non-disclosure that Executive has to the Company or any of the other Company Released Parties, Executive represents and confirms that she has not disclosed in any non-privileged communication, and hereby agrees that she will not disclose in any way, at any time (except as required by law or expressly authorized in writing by the Board, or after the Separation Date, the Board or the individual holding the position of highest designated legal officer at the Company), any information that otherwise would violate her ethical duties as an attorney for the Company and its affiliates or any other obligation of confidentiality that she has to the Company or its affiliates.  Executive acknowledges that nothing in this Agreement is intended to be, nor shall be construed as, any waiver by the Company or any of its affiliates of the attorney-client privilege or any other similar immunity from disclosure.

(d)

The Company and Executive agree to use the language contained in Exhibit C hereto regarding the internal announcement of Executive’s departure from the Company, and to conduct such announcements to other employees as previously discussed by the Company and Executive.  Executive shall have an opportunity to review and comment on the Company’s Form 8-k with respect to Executive’s departure prior to filing.

10.Cooperation. Executive agrees, through December 31, 2019, to reasonably cooperate with the Company and its legal counsel with respect to any matter (including any litigation, investigation or governmental proceeding) that relates to Executive’s prior duties and responsibilities while employed by the Company and its affiliates, subject to Paragraph 12, provided that such cooperation does not unreasonably interfere with Executive’s future employment duties and obligations.  Executive’s obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company may reasonably request, and giving truthful information, evidence and truthful testimony and executing and delivering to the Company any truthful papers reasonably requested by any of them, and (except to the extent prohibited by law) providing immediate notice to the Company of any subpoena, lawsuit, administrative proceeding or summons (along with copies of such documents). Such cooperation may include appearing from time to time at locations within a reasonable commuting distance from Executive’s residence for conferences and interviews and in general providing the Company’s officers and legal counsel with the full benefit of Executive’s knowledge with respect to any such matter. Executive agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties. The Company will reimburse Executive for reasonable travel expenses incurred at the Company’s request for such cooperation, in accordance with the Company’s business expense policies (and for purposes of reimbursing expenses, such policies will apply to Executive as if she were a Company employee).

11.	Compliance with Obligations and Remedies.
(a)

Notwithstanding anything to the contrary in this Agreement, Executive acknowledges and agrees that if she has materially breached, or is in material breach of, any provision of this Agreement (including, without limitation, in the event that any of her representations in this Agreement or the Supplemental Release are materially inaccurate), her Employee Agreement, or her Professional Responsibility Obligations with respect to the Company or its affiliates, Executive shall not be eligible to receive, and shall not receive (or continue to receive, as applicable) any of the payments or other benefits set forth in Paragraph 2 hereof, and the Company’s obligation to make or continue to make any payments or provide any other benefits under this Agreement shall cease effective as of the date of the Company’s discovery of such breach (without limiting any other remedy that may be available to the Company under the circumstances and without being deemed liquidated damages or an adequate remedy at law, as applicable), provided that prior to ceasing to make any payments under this Agreement, (i) the Company first will give Executive notice of and a reasonable opportunity to cure with respect to any such grounds for ceasing payments under this Agreement and (ii) before any payments cease, the circumstances will be reviewed by the Company’s then-current CFO and the independent directors of the Board.

(b)

Executive acknowledges and agrees that a material breach by her of any provision of Paragraphs 9(a) and 9(c) of this Agreement will result in immediate and irreparable harm to the Company and its affiliates for which full damages cannot readily be calculated and for which damages are an inadequate remedy.  The Company acknowledges and agrees that a material breach by it of any provision of Paragraph 9(b) of this Agreement will result in immediate and irreparable harm to the Executive for which full damages cannot readily be calculated and for which damages are an inadequate remedy.  Accordingly, the Company and Executive agree that the party alleging a breach shall be entitled to injunctive relief, to prevent any such actual or threatened breach or any continuing breach by Executive (without posting a bond or other security), without limiting any other remedies that may be available to them.  Nothing in this Paragraph 11(b) shall, or is intended to, in any way limit or restrict the damages or other relief that the party alleging a breach may seek and recover in the event of a breach by the other party of any provision of this Agreement.

(c)

The parties agree that in the event any of the prohibitions or restrictions set forth in Paragraphs 8, 9, or 10 are found by a court or arbitrator of competent jurisdiction to be unreasonable or otherwise unenforceable, it is the purpose and intent of the parties that any such prohibitions or restrictions be deemed modified or limited so that, as modified or limited, such prohibitions or restrictions may be enforced to the fullest extent possible.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law (after any appropriate modification or limitation pursuant to the foregoing sentence), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.	Protected Rights. Nothing contained in this Agreement limits Executive’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”).   Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Nothing contained in this Agreement limits the Company’s or its affiliates’ ability to report possible violations of law or regulation to, or file a charge or complaint with any Governmental Agencies.  This Agreement does not limit the Company’s or its affiliates’ ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Executive.

13.

Reemployment. Executive will not seek to become re-employed by, or to perform services for, the Company or any of its affiliates in any capacity, including as a consultant, except as expressly set forth in Paragraph 1(c) above. Any application for re-employment or to perform services may be rejected without explanation pursuant to this Paragraph.

14.

No Admissions. Nothing in this Agreement is intended to or shall be construed as an admission by any of the Company Released Parties or Executive Released Parties that any of them violated any law, interfered with any right, breached any agreement, or otherwise engaged in any wrongful conduct. The Company Released Parties and the Executive Released Parties each expressly deny any such illegal or wrongful conduct.

15.

Choice of Law. Illinois law will govern the validity and interpretation of this Agreement without regard to Illinois’ conflicts of laws rules.  Except as set forth in Paragraph 11(b) above, any action to enforce this Agreement shall be subject to, and resolved in accordance with, the dispute resolution provisions set forth in Paragraph 7 of the Employee Agreement.  To the extent of a conflict between such provisions and this Agreement (after giving effect to Paragraph 11(b)), the terms of the Employee Agreement provision shall govern.

16.	Additional Provisions.
(a)

The parties acknowledge that each of them has had the opportunity to consult counsel (at their own expense) and has participated in the negotiation and drafting of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word will be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

(b)

The waiver by either party of a breach of any term or provision of this Agreement must be in writing signed by such party in order to be binding and, further, shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

(c)	This Agreement may not be modified except by a writing signed by both

Executive and a duly authorized representative of the Company.  The Paragraph headings used herein are for convenience of reference only and are not to be considered in construction of the provisions of this Agreement.

(d)

This Agreement is enforceable by the Company and its affiliates and may be assigned or transferred by the Company to, and shall be binding upon and inure to the benefit of, any parent or other affiliate of the Company or any person which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company or of any division thereof.  Executive may not assign any of her rights or obligations under this Agreement.

(e)	The failure by either party to insist upon strict compliance with any term or provision of this Agreement shall not operate or be construed as a waiver of such term or provision.
17.

Entire Agreement. This Agreement (including the Supplemental Release) constitutes the entire agreement between Executive and the Company, provided that nothing herein shall modify or otherwise affect the Employee Agreement (except as expressly set forth in this Agreement). Executive acknowledges that no promises or representations other than those set forth in this Agreement have been made to Executive to induce Executive to sign this Agreement, and that Executive only has relied on promises expressly stated herein.

18.

Notices. Any communication required or permitted to be given under this Agreement will be sufficient if in writing and delivered personally, by commercial messenger service, by confirmed electronic mail, or by U.S. registered or certified mail, postage paid, return receipt requested to the addresses below or to such other address as either party may designate by written notice to the other. If to Executive, notice shall be provided at Executive’s address or personal email address as set forth in the books and records of the Company. If to the Company, notice shall be provided to the Company’s Chief Human Resources Officer, Stepan Company, 22 W. Frontage Road Northfield, IL 60093 or such individual’s Company e-mail address.

19.

ACKNOWLEDGMENTS WITH RESPECT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT.  EXECUTIVE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT:   (a) EXECUTIVE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS AGREEMENT; (b) EXECUTIVE RELEASES AND WAIVES CLAIMS UNDER THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EXECUTIVE ALREADY IS ENTITLED; (c) EXECUTIVE HEREBY IS AND HAS BEEN ADVISED OF EXECUTIVE’S RIGHT TO HAVE HER ATTORNEY REVIEW THIS AGREEMENT (AT EXECUTIVE’S COST) BEFORE SIGNING IT; (d) EXECUTIVE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT BUT IS FREE TO SIGN IT AT ANY TIME DURING SUCH PERIOD; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH EXECUTIVE SIGNS THIS AGREEMENT, EXECUTIVE MAY, AT EXECUTIVE’S SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO THE CHIEF HUMAN RESOURCES OFFICER  OF THE COMPANY, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY EXECUTIVE.  IF EXECUTIVE REVOKES THIS AGREEMENT, IT SHALL BE NULL AND VOID.  Executive agrees that changes to this Agreement, whether material or immaterial, will not restart the running of the

21-day consideration period.
20.

Withholding; Compliance with Section 409A. All payments made and benefits provided to Executive pursuant to this Agreement shall be subject to customary withholdings and other taxes as required by applicable federal, state and local law.  The Company shall issue a Form W-2 to Executive for all payments set forth in Paragraph 2(a)-(c) of this Agreement.  The payments made under this Agreement are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and applicable guidance issued thereunder (“Section 409A”). It is intended that any amounts payable under this Agreement will be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and treasury regulations relating thereto, so as not to subject Executive to the payment of any interest and tax penalty which may be imposed under Section 409A of the Code, and this Agreement shall be interpreted and construed accordingly; provided, however, that the Company and the other Company Released Parties shall not be responsible for any taxes, penalties, interest or other losses or expenses incurred by Executive as a result of Section 409A of the Code. The timing of the payments or benefits provided herein may be modified to so comply with Section 409A of the Code. All references in this Agreement to Executive’s separation from employment and to the Separation Date shall mean a separation from service within the meaning of Section 409A of the Code.  Each payment paid or payable under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code.  Any reimbursement payable to Executive pursuant to this Agreement shall be conditioned on the submission by Executive of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to Executive within thirty (30) calendar days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which Executive incurred the reimbursable expense.  Any amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year shall not affect the amount of expenses eligible for reimbursement or in-kind benefit to be provided during any other calendar year.  The right to reimbursement or to an in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.  Notwithstanding any other provision in this Agreement, if on the date of Executive’s separation from service (as defined in Section 409A of the Code) (i) the Company is a publicly traded corporation and (ii) Executive is a “specified employee,” as defined in Section 409A of the Code, then to the extent any amount payable under this Agreement upon Executive’s separation from service constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, that under the terms of this Agreement would be payable prior to the six (6) month anniversary of Executive’s separation from service, such payment shall be delayed until the earlier to occur of (x) the first Company scheduled payroll date of the seventh month following Executive’s separation from service or (y) the date of Executive’s death.  For purposes of Section 409A of the Code, the parties agree that the payment set forth in Paragraph 2(a)(i) shall be made in accordance with the terms of such Paragraph, which shall in no event be after March 15, 2019, and that no installment of the payments set forth in Paragraph 2(a)(ii) shall be made between March 16 and March 31, 2019.  It is understood between the parties that Executive has not relied upon any representation (if any), express or implied, made by the Company or any of its representatives as to the tax consequences of this Agreement to Executive. Executive agrees that any of Executive’s liability for state or federal income tax payments or penalties arising from this Agreement shall be Executive’s sole responsibility.

21.	Counterparts. This Agreement may be executed in one or more

counterparts, each of which will be considered an original, and all of which taken together will be considered one and the same instrument. This Agreement may be executed by .pdf signatures and a .pdf signature shall constitute an original for all purposes.

THE PARTIES ACKNOWLEDGE BY SIGNING BELOW THAT THEY HAVE READ AND UNDERSTAND THE ABOVE AND INTEND TO BE BOUND THEREBY:

JENNIFER ANSBRO HALESTEPAN COMPANY

/s/ Jennifer Ansbro HaleBy: /s/ Janet A. Catlett

Date:  9/16/2018 Position:    VP, CHRO

Date:   9/16/2018

EXHIBIT A

SUPPLEMENTAL RELEASE

JENNIFER ANSBRO HALE (“Executive”) and STEPAN COMPANY (the “Company”) hereby enter into this Supplemental Release ("Release") in accordance with the Separation Agreement and Release between the Company and the Executive dated as of September __, 2018 (the “Agreement”).  Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement:

1.The Executive understands and agrees that the Executive’s execution of this Release on or within 21 days after (but not before) the Separation Date, without revocation thereof as provided therein, is among the conditions precedent to the Company’s obligation to provide any of the payments or benefits set forth in Paragraph 2 of the Agreement.  The Company will commence such payments or benefits in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met.  Executive confirms that (a) there are no documents or other information (or copies thereof), electronic or otherwise, within Executive’s possession, custody or control that may reasonably be considered privileged, confidential or proprietary information of Stepan Company or any of its affiliates; and (b) any and all emails and other electronic documents and attachments containing the Company’s privileged, proprietary and confidential information that Executive may have sent to or stored in (or caused to be sent to or stored in) any personal email address or any electronic storage location (whether “in the cloud,” on removable media or otherwise) maintained by Executive or on her behalf have been permanently deleted from each such e-mail address, account, computer, electronic device, removable device, or any other similar storage devices and any copies have been destroyed, in each case without limiting Section 4 below.

2.Executive, and anyone claiming through Executive or on Executive’s behalf, hereby waive and release the Company and the other Company Released Parties (with respect to any and all claims, whether currently known or unknown, that Executive now has, has ever had or may ever have against the Company or any of the other Company Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Executive signs this Release.  Without limiting the generality of the foregoing, the claims waived and released by Executive hereunder include, but are not limited to (i) all claims arising out of or related in any way to Executive’s employment, compensation, other terms and conditions of employment, or separation from employment with the Company, including without limitation all claims for any compensation payments, bonus, severance pay, equity, or any other compensation or benefit, and all claims arising under Executive’s Employee Agreement, the Relocation Benefits Agreement dated May 5, 2016, the Company’s Management Incentive Plan and Savings and Investment Retirement Plan; (ii) all claims that were or could have been asserted by Executive or on her behalf:  (A) in any federal, state, or local court, commission, or agency; or (B) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, retaliation, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and (iii) all claims that were or could have been asserted by Executive or on her behalf under:  (A) the Age Discrimination in Employment Act, as amended; and (B) any federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time:  Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, Employee Retirement

Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Illinois Human Rights Act, the Illinois Equal Pay Act, and the Chicago and Cook County Human Rights Ordinances.  Notwithstanding the foregoing, the releases and waivers in this Paragraph 2 shall not release any rights or claims of Executive (i) to enforce the Agreement, (ii) to any rights under the Company’s 2011 Incentive Compensation Plan that were vested prior to the date on which Executive executes this Release, (iii) to any claims for indemnification arising under the Company’s bylaws or applicable insurance coverages as in effect or amended from time to time (it being understood and agreed that the Agreement and this Release do not create or expand upon any such rights (if any) to indemnification), or (iv) to any claims that cannot be waived by an employee under applicable law.

3.EXECUTIVE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT:   (a) EXECUTIVE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE; (b) EXECUTIVE RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EXECUTIVE ALREADY IS ENTITLED; (c) EXECUTIVE HEREBY IS AND HAS BEEN ADVISED OF EXECUTIVE’S RIGHT TO HAVE HER ATTORNEY REVIEW THIS RELEASE (AT EXECUTIVE’S COST) BEFORE SIGNING IT; (d) EXECUTIVE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS RELEASE BUT IS FREE TO SIGN IT AT ANY TIME DURING SUCH PERIOD; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH EXECUTIVE SIGNS THIS RELEASE, EXECUTIVE MAY, AT EXECUTIVE’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO THE CHIEF HUMAN RESOURCES OFFICER  OF THE COMPANY, AND THE RELEASE WILL NOT BECOME EFFECTIVE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY EXECUTIVE.  IF EXECUTIVE REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND EXECUTIVE SHALL NOT BE ELIGIBLE FOR OR ENTITLED TO RECEIVE ANY OF THE PAYMENTS OR OTHER BENEFITS IN PARAGRAPH 2 OF THE AGREEMENT.  Executive agrees that CHANGES to the Agreement or THIS RELEASE, whether material or immaterial, will not restart the running of the 21-day consideration period.

4.Nothing contained in this Agreement limits Executive’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”).   Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

5.Executive represents and warrants that:  (a) Executive has not filed or initiated any legal or other proceedings against any of the Company Released Parties (subject to Paragraph 4 above); (b) no such proceedings have been initiated against any of the Company Released Parties on Executive’s behalf; (c) Executive is the sole owner of the claims that are released in Paragraph 2 above; (d) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (e) Executive has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Release.  In the event of any Claims filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by Executive in this Release, Executive hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Executive, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of Executive.

6.Nothing in this Agreement is intended to or shall be construed as an admission by any of the Company Released Parties that any of them violated any law, interfered with any right, breached any agreement, or otherwise engaged in any wrongful conduct. The Company Released Parties expressly deny any such illegal or wrongful conduct.  This Release, the Agreement and any other agreements specified in Paragraph 5(a) of the Agreement are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters.  This Release is governed by Illinois law, may be signed in counterparts, and may be modified only by a writing signed by all parties. This Release may be executed in one or more counterparts, each of which will be considered an original, and all of which taken together will be considered one and the same instrument.  This Release may be executed by .pdf signatures and a .pdf signature shall constitute an original for all purposes.

THE PARTIES ACKNOWLEDGE BY SIGNING BELOW THAT THEY HAVE READ AND UNDERSTAND THE ABOVE AND INTEND TO BE BOUND THEREBY:

JENNIFER ANSBRO HALESTEPAN COMPANY

_________________________________By: _______________________________

Date:___________________________ Position: ___________________________

Date: ______________________________

EXHIBIT B

Product Type Name	Grant Type	Grant Date	Grant Price	QTY - Granted	QTY - Vested	QTY - Unvested
Performance Shares	RSU	02/23/2016	$0.000	1,824.000	N/A	1,824.000
Stock Options	NQ	02/21/2017	$78.580	1,393.000	464.000	929.000
Performance Shares	RSU	02/21/2017	$0.000	1,120.000	N/A	1,120.000
Stock Options	NQ	02/21/2018	$72.990	2,413.000	0.000	2,413.000
Performance Shares	RSU	02/21/2018	$0.000	1,918.000	N/A	1,918.000
Stock Appreciation Rights	SAR	02/21/2018	$72.990	7,238.000	0.000	7,238.000

EXHIBIT C

ANNOUNCEMENT

Ms. Jennifer Hale, Vice President, General Counsel, Chief Compliance Officer and Secretary has decided to step down from her position as of September 30, 2018.  In order to facilitate a smooth transition of duties, Jennifer has agreed to be available to serve in a consulting capacity.

During her tenure at Stepan Company, Jennifer implemented and strengthened multiple important programs in the Company’s legal and compliance departments.  Among other things, she restructured the delivery of legal services to our international regions and served on executive leadership teams, including the Operating Committee, and provided guidance to multiple strategic business initiatives, including the restructuring of our credit facility.

We thank Jennifer for her service to Stepan Company.

F. Quinn Stepan, Jr.

President and Chief Executive Officer